UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 11, 2014, Platin 966. GmbH, a German limited liability company, and Saxid SAS, a société par actions simplifiée (collectively, the “Purchasers”), both indirectly controlled European subsidiaries of Federal-Mogul Holdings Corporation (the “Company”), completed the acquisition from Honeywell International Inc., a Delaware corporation (“Honeywell”) of certain business assets of the Honeywell automotive and industrial break friction business (the “Business”) pursuant to the terms of the Agreement (as defined in Item 8.01 below). The Business was acquired through a combination of asset and stock purchases for a base purchase price of approximately $169,000,000 (the “Purchase Price”), subject to certain customary closing and post-closing adjustments.

Section 5 – Corporate Governance and Management

Item 5.07 Submissions of Matters to Vote of Security Holders.

The 2014 annual meeting of the stockholders of the Company was held on July 9, 2014. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The nominees for election to the Board of Directors were elected until the 2015 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Carl C. Icahn	135,146,972	9,519,931
Sung Hwan Cho	133,654,294	11,012,609
Thomas W. Elward	143,267,840	1,399,063
George Feldenkreis	143,458,636	1,208,267
Hunter C. Gary	133,654,194	11,012,709
Rainer Jueckstock	136,331,653	8,335,250
J. Michael Laisure	142,995,741	1,671,162
Daniel A. Ninivaggi	136,227,097	8,439,806
Neil S. Subin	143,226,092	1,440,811

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company Proxy Statement was approved as follows:

For	Against	Abstain
137,999,102	219,378	6,448,423

Section 8 – Other Events

Item 8.01. Other Events.

On July 10, 2014, the Purchasers and Honeywell entered into a definitive Amended and Restated Stock and Asset Purchase Agreement (the “Agreement”), to acquire the Business (the “Acquisition”). The Agreement provides that, upon the terms and conditions thereof, the Purchasers will acquire the Business from Honeywell through a combination of asset and stock purchases for the Purchase Price, subject to certain customary closing and post-closing adjustments and a potential earn-out payment of up to $5,000,000, in each case as further enumerated in the Agreement. As described in Item 2.01 above, the parties completed the Acquisition on July 11, 2014. The acquired Business operates only in Europe, China and Brazil and not in the United States. As described in the Agreement, the Acquisition does not include the Bendix name or line of products or any assets, liabilities or business in the United States. In addition, Honeywell retains any and all liability for asbestos product liability or similar claims and has committed to indemnify Purchasers and the Company for such claims.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 14, 2014, the Company issued a press release announcing the closing of the Acquisition and transactions contemplated by the Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the filing hereof.

(b) Pro-Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the filing hereof.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Amended and Restated Stock and Asset Purchase Agreement dated as of July 10, 2014 by and among Honeywell International Inc., Platin 966. GmbH and Saxid SAS.

99.1	Press release, dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)
Date: July 15, 2014

	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Amended and Restated Stock and Asset Purchase Agreement dated as of July 10, 2014 by and among Honeywell International Inc., Platin 966. GmbH and Saxid SAS.

99.1	Press release, dated July 14, 2014